EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 26, 1998, except as to Note 16 which is as of November 2, 1998, and Note 2 which is as of September 30, 1998, appearing in the Current Report on Form 8-K of Medtronic, Inc. filed November 30, 1998. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears as Exhibit 23.1 of such Current Report on Form 8-K.


/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
March 8, 1999